March 26, 2003

Path 1 Network Technologies Inc. (the "Company")
6215 Ferris Square, Suite 140
San Diego, CA  92121

RE: Palisades Master Fund L.P./Crescent International Ltd. (the "Investors")

In connection with the proposed investment by the Investors in the Company, and in order to prevent a recurring "ratchet" of the Conversion Price, Laurus hereby confirms that with respect to any potential "ratchet" of Laurus' Conversion Price based on the anti-dilution provisions of the Company's agreements with Laurus for each month that the Company pays the Monthly Amount in shares of the Company's Common Stock below Laurus' fixed Conversion Price, Laurus will not be entitled to a further reduction of the Conversion Price based on an issuance of securities to the Investors at a price less than Laurus' then current Conversion Price which, in turn, was issued to the Investors at such lesser price based on the Comapny's payment of that specific month and on that specific Monthly Amount to Laurus in shares.

Capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Notes from the Company to Laurus.

                                       LAURUS MASTER FUND, LTD.


                                         /s/ David Grin
                                       ----------------------
                                        By: David Grin
                                        Authorized Signatory